EXHIBIT 23(C)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Shareholders and Board of Directors
State Bank of South Orange:


     As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4/A of our report dated January 27, 1998 (except with respect to the matter discussed in Note 15, as to which date is June 25, 198) and to all references to our firm included in this Registration Statement.



                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 20, 1998